Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
301 Hillsborough Street Suite 1400 Raleigh, NC 27603 T 919.329.3800 F 919.329.3799 nelsonmullins.com

August 25, 2023

Arcimoto, Inc.

2034 West 2nd Avenue

Eugene, Oregon 97402

Re: Registration Statement on Form S-1

We have acted as counsel to Arcimoto, Inc., an Oregon corporation (the “Company”), in connection with the registration of (i) the issuance by the Company of up to 17,769,660 shares (the “Warrant Shares”) of common stock, no par value per share (the “Common Stock”) that are issuable from time to time upon exercise of outstanding warrants (the “Warrants”), (ii) the issuance by the Company of up to 8,818,750 shares (the “Other Shares”) of Common Stock that are issuable from time to time upon conversion of its 8% Series D Convertible Preferred Stock (the “Series D Preferred Stock”).

The Warrant Shares and Other Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein.

The Warrant Shares are to be issued upon exercise of certain Warrants sold pursuant to a certain Securities Purchase Agreement, dated as of June 12, 2023 (the “June Securities Purchase Agreement”) and a certain Securities Purchase Agreement, dated as of August 15, 2023 (the “August Securities Purchase Agreement”) and a certain Common Stock Purchase Warrant, dated as of August 15, 2023 (the “Common Stock Purchase Warrant”). The Other Shares are to be issued upon the conversion of the Series D Preferred Stock pursuant to the August Securities Purchase Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) the June Securities Purchase Agreement;

(c) the August Securities Purchase Agreement;

(d) the Warrants, including the Common Stock Purchase Warrant; and

(d) resolutions of the Board of Directors related to the approval of the related agreements and the sale and issuance of the Warrants and Series D Preferred Stock; registration of the Warrant Shares and Other Shares under the Securities Act; and authorization of the Company to execute, deliver, and perform its obligations under the June Securities Purchase Agreement, August June Securities Purchase Agreement, and the Common Stock Purchase Warrant.

In our examination of documents, we have assumed the legal capacity of all-natural persons executing the documents; the genuineness of all signatures on the documents; the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies or forms; that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; other than with respect to the Company, the due authorization by all requisite action, corporate or other of the documents; the execution and delivery by all parties of the documents; and the validity and binding effect of the documents on all parties.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based on the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that the Warrant Shares and Other Shares have been duly authorized, and upon issuance upon exercise of the Warrants or conversion of Series D Preferred Stock in accordance with the terms thereof, will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the federal law of the United States and Oregon Business Corporation Act.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP
NELSON MULLINS RILEY & SCARBOROUGH LLP